[TESCO Logo]

Tesco Corporation to Present at the Sidoti & Company, LLC

Emerging Growth Institutional Investor Forum

For Immediate Release

Trading Symbol:

"TESO" on NASDAQ

March 19, 2009

Houston, Texas--Tesco Corporation announced today that Julio Quintana, President and CEO, will present at the Sidoti & Company, LLC Emerging Growth Institutional Investor Forum in New York on Tuesday, March 24, 2009 at 4:00 p.m. EDT.

For your convenience, a copy of the presentation slides will be publicly available through the Company's website.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. TESCO's mandate is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Robert Kayl (713) 359-7000

Tesco Corporation

FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated. These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers' exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.